Exhibit 99.1

For Immediate Release:	Contact:	Howard Green
SVP of Corporate Development (914) 921-7729

For further information please visit
www.gabelli.com

GAMCO Investors, Inc. Reports 2021 Second Quarter Results

-	Second quarter net income was $17.1 million vs. $11.3 million a year ago
-	Fully diluted second quarter earnings were $0.64 per share vs. $0.42 per share a year ago
-	June 30, 2021 AUM of $34.6 billion vs. $29.4 billion a year ago
-	Equity AUM were $33.0 billion at June 30, 2021 vs. $26.4 billion at June 30, 2020
Greenwich, Connecticut, August 3, 2021 – GAMCO Investors, Inc. (“GAMCO”) (NYSE: GBL) today reported its operating results for the quarter ended June 30, 2021.
Second Quarter Results

Financial Highlights (Unaudited)
	Three Months Ended
(In thousands, except per share data)	June 30, 2021	June 30, 2020

U.S. GAAP Basis
Revenues	$75,624	$57,559
Operating income	24,849	18,763
Net income	17,101	11,290
Diluted earnings per common share	$0.64	$0.42
Weighted average diluted shares outstanding	26,869	26,656
Shares outstanding	27,204	27,630

Assets Under Management
AUM - end of period (in millions)	$34,625	$29,356
AUM - average (in millions)	34,603	29,135

Giving Back to Society – (Y)our “S” in ESG

GAMCO contributed $5.4 million in April 2021 to over sixty 501(c)(3) institutions based on the February 28, 2021 record date for the 2021 shareholder designated charitable contribution (“SDCC”) of $0.25 per share. Eligible shareholders chose the recipient of corporate contributions based on their ownership interest. Since the inception of GAMCO’s SDCC program in 2013, shareholders have designated charitable gifts of close to $37 million to more than 280 charitable organizations. When combined with our other charitable donations, this boosts our total contributions to approximately $62 million since our initial public offering in February 1999.

This charitable program underscores our giving back to society as part of our commitment to managing socially responsible portfolios since 1987, which has evolved to include integrating ESG (environmental, social, and governance) factors.

Revenues

-	Total revenues for the second quarter of 2021 were $75.6 million compared with $57.6 million in the second quarter of 2020.

-	Investment advisory fees were $68.9 million in the second quarter of 2021 versus $51.5 million in the year ago quarter:

-	Gabelli Funds’ revenues were $48.4 million compared to $35.8 million in the second quarter of 2020.

-
Institutional and Private Wealth Management revenues, which are generally billed on portfolio values at the beginning of the quarter, were $18.6 million compared to $14.5 million in last year’s second quarter.

-	SICAV revenues were $1.9 million for the second quarter of 2021 as compared to $1.2 million in the year ago quarter.

-	Distribution fees from our equity mutual funds and other income were $6.7 million during the second quarter of 2021 and $6.1 million in the prior year quarter.

Operating Income

For the second quarter of 2021, operating income was $24.8 million versus $18.8 million in the second quarter of 2020.

Non-Operating Income

Mark-to-market investment gains were $3.1 million in the second quarter of 2021 versus gains of $0.4 million in the second quarter of 2020. Interest expense was $0.6 million in the second quarters of 2021 and 2020.

Income Taxes

GAMCO’s effective tax rate for the quarter ended June 30, 2021 was 37.4% versus 39.1% for the quarter ended June 30, 2020.

Business Highlights

-	On April 15th, the Gabelli Utility Trust (NYSE: GUT) completed an oversubscribed rights offering raising approximately $43 million.

-	On May 14th, we hosted our 36th GAMCO Investor Client Symposium with over 500 clients and prospects attending on a virtual basis.

-	On June 3rd, more than a dozen media and entertainment companies participated in our 13th Annual Entertainment & Broadcasting Symposium.

-	On June 15th, the Company paid a $2.00 dividend in the form of a Subordinated Note totaling $52.2 million to holders of record on June 1, 2021.

-	The Company opened a relationship center in Charleston, SC with Christina Bronec, Senior Vice President.

-	On July 20th, the Company held a special meeting where shareholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation.

-	On July 21st, the Gabelli Equity Trust (NYSE: GAB) completed an oversubscribed rights offering raising approximately $144 million.

-	On July 21st, the Company filed a shelf registration statement to register up to $500 million of securities, including common stock, preferred stock, warrants, rights, and convertible securities.

Balance Sheet

GAMCO ended the quarter with cash and investments of $152 million and $52 million of debt maturing on June 15, 2023.

Return to Shareholders

During the quarter, in addition to the $2.00 per share special dividend, GAMCO paid a regular dividend of $0.02 per share. The Company purchased 157,884 shares for $3.5 million at an average price of $22.29 per share.

On August 3, 2021, GAMCO’s board of directors declared a regular quarterly dividend of $0.02 per share, which is payable on September 28, 2021 to class A and class B shareholders of record on September 14, 2021.

About GAMCO Investors, Inc.

GAMCO is known for its research-driven approach to equity investing. GAMCO conducts its investment advisory business principally through two subsidiaries: GAMCO Asset Management Inc. (approximately 1,400 institutional and private wealth separate accounts, principally in the U.S.) and Gabelli Funds, LLC (24 open-end funds, 16 closed-end funds, 2 actively managed semi-transparent ETFs, and a SICAV). GAMCO serves a broad client base including institutions, intermediaries, offshore investors, private wealth, and direct retail investors.

GAMCO offers a wide range of solutions for clients across Value, Growth Equity, ESG, Convertibles, actively managed semi-transparent ETFs, sector-focused strategies including Gold and Utilities, Merger Arbitrage, and Fixed Income. In 1977, GAMCO launched its flagship All Cap Value strategy, Gabelli Value, and in 1986 launched its mutual fund business.

Table I: Assets Under Management and Fund Flows - 2nd Quarter 2021 (in millions)
					Fund
				Market	distributions,
	March 31,	Client	Client	appreciation/	net of	June 30,	June 30,
	2021	Inflows	Outflows	(depreciation)	reinvestments	2021	2020
Equities:
Mutual Funds	$9,825	$249	$(403)	$539	$(4)	$10,206	$8,651
Closed-end Funds	8,100	-	38	483	(122)	8,499	6,859
Institutional & PWM (a)	13,145	137	(360)	668	-	13,590	10,455
SICAV	582	102	(37)	18	-	665	451
Total Equities	31,652	488	(762)	1,708	(126)	32,960	26,416

100% U.S. Treasury Fund	1,725	640	(732)	-	-	1,633	2,921
Institutional & PWM Fixed Income	32	-	-	-	-	32	19
Total Treasuries & Fixed Income	1,757	640	(732)	-	-	1,665	2,940
Total Assets Under Management	$33,409	$1,128	$(1,494)	$1,708	$(126)	$34,625	$29,356

(a) Includes $180, $154, and $252 of 100% U.S. Treasury Fund AUM at March 31, 2021, June 30, 2021, and June 30, 2020, respectively.

Table II
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2021	2020	2021	2020

Investment advisory and incentive fees	$68,885	$51,470	$130,355	$113,743
Distribution fees and other income	6,739	6,089	13,197	13,383
Total revenues	75,624	57,559	143,552	127,126

Compensation costs (a)	31,298	25,516	61,980	54,766
Management fee expense	3,035	2,060	5,552	3,725
Distribution costs	7,771	6,634	14,742	14,264
Other operating expenses	8,671	4,586	13,975	10,288
Total expenses	50,775	38,796	96,249	83,043

Operating income	24,849	18,763	47,303	44,083

Investment gain/(loss)	3,088	424	3,953	(9,269)
Interest expense	(625)	(647)	(1,287)	(1,294)
Non-operating gain/(loss)	2,463	(223)	2,666	(10,563)

Income before income taxes	27,312	18,540	49,969	33,520
Provision for income taxes	10,211	7,250	16,918	10,985
Net income	$17,101	$11,290	$33,051	$22,535

Net income:
Basic	$0.65	$0.42	$1.25	$0.85
Diluted	$0.64	$0.42	$1.24	$0.84

Weighted average shares outstanding:
Basic	26,316	26,629	26,354	26,658
Diluted	26,869	26,656	26,632	26,713

Actual shares outstanding (b)	27,204	27,630	27,204	27,630

(a) For the year ended June 30, 2020, compensation costs were reduced by $1,409 due to indexing of deferred compensation to the GBL stock price.
(b) Includes 967 and 1,031 RSA shares at June 30, 2021 and 2020, respectively.

Table III
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands)

	June 30,	December 31,	June 30,
	2021	2020	2020

ASSETS
Cash, cash equivalents, and U.S. Treasury Bills	$118,194	$98,313	$108,080
Investments in securities	33,743	25,845	20,669
Receivable from brokers	5,615	5,833	4,677
Other receivables	28,626	34,054	22,501
Deferred tax asset and income tax receivable	8,616	9,462	9,032
Other assets	12,334	11,895	9,353
Total assets	$207,128	$185,402	$174,312

LIABILITIES AND STOCKHOLDERS' EQUITY
Payable to brokers	$12	$1	$-
Securities sold, not yet purchased	-	799	-
Income taxes payable	1,917	3,910	4,740
Compensation payable	44,980	21,543	30,947
Accrued expenses and other liabilities	46,895	48,023	37,978
Sub-total	93,804	74,276	73,665
5.875% Senior Notes (due June 1, 2021)	-	24,215	24,203
Subordinated Notes (due June 15, 2023)	52,178	-	-
Total liabilities	145,982	98,491	97,868

Stockholders' equity (a)	61,146	86,911	76,444

Total liabilities and stockholders' equity	$207,128	$185,402	$174,312

(a) Shares outstanding of 27,204, 27,503, and 27,630, respectively.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy, the effects of the Tax Cuts and Jobs Act, and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe. Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Some of the factors that may cause our actual results to differ from our expectations include risks associated with the duration and scope of the ongoing coronavirus pandemic resulting in volatile market conditions, a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, a general downturn in the economy that negatively impacts our operations, and the ongoing impacts of the Tax Cuts and Jobs Act with respect to tax rates and the non-deductibility of certain portions of named executive officer compensation. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors contained in our Annual Report on Form 10-K and other public filings. Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.

Gabelli Funds, LLC is a registered investment adviser with the Securities and Exchange Commission and is a wholly owned subsidiary of GAMCO Investors, Inc. (NYSE: GBL).
Investors should carefully consider the investment objectives, risks, charges and expenses of the Fund before investing. The prospectus, which contains more complete information about this and other matters, should be read carefully before investing. To obtain a prospectus, please call 800 GABELLI or visit www.gabelli.com